UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):    July 9, 2016

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

On July 11, 2016, Avnet, Inc. (the “Company”) issued a press release announcing preliminary financial results for the fourth fiscal quarter ended July 2, 2016.  The press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 and in the Exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, the Company announced that Richard Hamada has stepped down as Chief Executive Officer of the Company, and the Board of Directors (the “Board”) has appointed William J. Amelio, a current director of the Company, to serve as Interim Chief Executive Officer.  The Company issued a press release announcing the management changes, a copy of which is included as Exhibit 99.1.

Mr. Hamada’s separation constitutes a termination without “Cause,” as that term is defined in that certain 2011 Amended and Restated Employment Agreement by and between the Company and Mr. Hamada, dated February 11, 2011 (the “Employment Agreement”).  As such, Mr. Hamada will receive the benefits triggered by a termination without Cause under the Employment Agreement. In addition, because Mr. Hamada is retirement eligible under the applicable equity compensation plans, all his outstanding stock option and performance-based and time-based restricted stock units (collectively, “RSUs”) continue to vest in accordance with the terms of the awards.  Mr. Hamada also resigned as a member of the Board.

On July 11, 2016, the Board approved the material terms of Mr. Amelio’s employment arrangement as Interim Chief Executive Officer, which includes an annualized base salary of $850,000, to be paid on a monthly basis and prorated for the length of the interim period, with a bonus opportunity of up to 100% of his base compensation paid during the interim period.  The amount of Mr. Amelio’s bonus shall be determined by the Compensation Committee of the Board at the end of the interim period.  Mr. Amelio also received a long-term incentive award with a total grant value of $2,000,000, consisting of 50% stock options and 50% restricted stock units that will vest in six months.  Mr. Amelio will receive reimbursement for reasonable commuting expenses during the interim period, and he will participate in the Company’s benefit programs on the same basis as other senior executives.

Mr. Amelio, age 58, has been a director of the Company since 2014, and, prior to appointment as Interim Chief Executive Officer, served on the Board’s Compensation Committee and Audit Committee.  While serving as Interim Chief Executive Officer, Mr. Amelio will no longer serve as a member of the Board’s Compensation Committee or Audit Committee.

Mr. Amelio served as President, Chief Executive Officer and as a Director of CHC Group Ltd. from 2010 to 2015.  Previously, he served as President and Chief Executive Officer of Lenovo Group Limited and as Senior Vice President/President for the Asia-Pacific/Japan Region of Dell, Inc.  In addition, Mr. Amelio held leadership roles at NCR Corporation, Honeywell International, Inc. and IBM Corporation.  Through the Amelio Foundation, Mr. Amelio and his wife founded Caring for Cambodia, a non-profit organization that aims to educate the children of Cambodia through building schools, training teachers and providing for basic human needs.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

The following materials are attached as exhibited to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated July 11, 2016 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016	AVNET, INC.
Registrant

	By:	/s/ Kevin Moriarty
Name: Kevin Moriarty
Title: Senior Vice President and
Chief Financial Officer